Exhibit 10.1

                       STOCK PURCHASE AMENDMENT AGREEMENT
                       ----------------------------------

        THIS STOCK PURCHASE AMENDMENT AGREEMENT, dated as of July 12, 2005, between BIOWELL TECHNOLOGY INC., a Taiwan corporation, located at 18F, No. 959, Chung Cheng Road, Chungho City, Taipei County, Taiwan 235, ROC (the "Company") and APPLIED DNA SCIENCES, INC., a Nevada corporation, located at 9229 West Sunset Boulevard, Suite 830, Los Angeles, California, 90069 ("APDN"). Either one or both is referred to as Party or Parties.

                                    RECITALS
                                    --------

        A. The Company and APDN are parties to a Stock Purchase Agreement, dated as of January 28, 2005 (the "Purchase Agreement"), providing for, among other things, the acquisition by APDN of all of the Company's intellectual property used in, useful to or relating to the Business; such acquisition to be completed through (i) a sale or other transfer of such intellectual property from the Company to a British Virgin Island (BVI) company (the "BVI Sub") and
(ii) an acquisition of the stock of the BVI Sub by a wholly-owned BVI subsidiary to be formed by APDN (the "APDN Sub" and together with APDN, the "Buyers") on the terms and subject to the conditions set forth in the Purchase Agreement. Capitalized terms used in this Agreement but not otherwise defined shall have the respective meanings set forth in the Purchase Agreement.

        B. Pursuant to that certain Asset Purchase Agreement, dated as of December 22, 2004, (the "Asset Purchase Agreement") the Company transferred certain of its assets and liabilities to Rixflex Holdings Limited, a corporation formed under the laws of the British Virgin Islands ("Rixflex").

        C. It has been determined by the Company and APDN, that the acquisition of the Purchased Assets contemplated by the Purchase Agreement will be accomplished by a merger of Rixflex with and into APDN Sub (hereinafter referred to as "APDN BVI") (the "Merger").

        D. The parties wish to amend the Purchase Agreement to more accurately reflect the Merger and amend certain other portions of the Purchase Agreement including, but not limited to, the definition of Purchased Assets as hereinafter provided.

               NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties agree as follows:

        1.     The following amendments are made to Section 1.1:

               (a)  The following definition is inserted into Section 1.1:

               "Confidential  Information"  means  all  information  treated  as confidential, non-public information by the Company or Rixflex regarding or pertaining to the Intellectual Property, the Company's methods of doing business, its contemplated methods of doing business in the future, its past and
present,  and  future  research  and  development,  test  information,   product
information and service information, as well as customer and sales information."
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               (b) The  definition of "Know-how" is hereby  amended by inserting
(i) the words  "equipment  arrangements,"  after the words "trade  secrets," and
(ii) the words "provided, however, that except as set forth above with respect to equipment arrangements," before the words "Know-how shall not include. . ."

   2. Section 2.1 of the Purchase Agreement is amended and restated to read in its entirety as follows:

     "Section 2.1 (a) At the Closing and subject to and upon the terms and conditions of this Agreement, the Articles of Merger required to be filed to effect the Merger shall be filed with the Registrar of Companies of the British Virgin Islands pursuant to the applicable provisions of The International Business Companies Act of the British Virgin Islands ("BVI Law"), and Rixflex shall be merged with and into APDN BVI and the separate corporate existence of Rixflex shall cease and APDN BVI shall continue as the surviving corporation (the "Effective Time"). APDN BVI as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     (b) At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of BVI Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Rixflex and APDN BVI shall vest in the Surviving Corporation, and all debts, liabilities and duties of Rixflex and APDN BVI shall become the debts, liabilities and duties of the Surviving Corporation. Notwithstanding anything contained herein to the contrary, in exchange for the Merger Consideration (as such term is defined in Section 2.1(e)(i) below) the property, rights, privileges, powers and franchises of Rixflex shall be free and clear of all Encumbrances (except for Permitted Encumbrances). Without limiting the effect of the foregoing, the Parties hereto acknowledge and agree that prior to the Closing all rights, title and interest of either of the Sellers in, to and under all of the following items of the Company (the "Purchased Assets") shall have been sold or otherwise transferred to Rixflex from the Company and shall remain the property of Rixflex immediately prior to the Effective Time:

        (i)    the Assumed Agreements;

        (ii) To the extent consented to by the other Party or Parties to such agreements, if such consent is required by the governing law, all confidentiality, non-compete or nondisclosure agreements executed by vendors, suppliers or employees of the Company or other third Parties, in each case, relating to the Purchased Assets;

        (iii) originals or copies of the Company's operating, safety and maintenance manuals, engineering design plans, blueprints and as-built plans, specifications, procedures and similar items primarily relating to the Purchased Assets; and upon request, all supplier lists relating solely to the Purchased Assets; and

        (iv) all Intellectual Property and Intellectual Property Rights owned by, or licensed to, the Company related to the Business, together with the right to sue and recover for past infringements or misappropriations thereof, any and all corresponding rights that, now or hereafter, may be secured throughout the world and all copies and tangible embodiments of any such Intellectual Property.

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        (c) At the Effective Time, the Memorandum and Articles of Association of
APDN BVI as in effect immediately prior to the Effective Time shall be the Memorandum and Articles of Association of the Surviving Corporation.

        (d) At the Effective Time, the directors and officers of APDN BVI shall be the Directors and Officers of the Surviving Corporation.

        (e) At the Effective Time, by virtue of the Merger and without any action on the part of Rixflex, APDN BVI or the holders of the following securities:


                        (i) Each share of Rixflex issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and converted and exchanged, without any action on the part of the holders thereof, into the number of validly issued, fully paid and nonassessable shares of the common stock of APDN ("APDN Stock") which equal the amount obtained by dividing thirty-six million (36,000,000) by the number of shares of Rixflex issued and outstanding immediately prior to the Effective Time ("Exchange Ratio"). The APDN Stock is sometimes referred to herein as the "Merger Consideration." Subject to any restrictions on the APDN Stock under the United States Securities laws, such Merger Consideration shall be free and clear of all Encumbrances.

                        (ii)  The  APDN  Stock  to be  issued  pursuant  to this
                Section 2.1 shall not have been registered and shall be characterized as "restricted securities" under the United States federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Each certificate evidencing APDN Stock to be issued pursuant to this Section 2.1 shall bear the following legend:

                        THE SECURITIES  REPRESENTED BY THIS CERTIFICATE HAVE NOT
                BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (II) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                        THESE SECURITIES WERE ISSUED IN AN OFFSHORE  TRANSACTION
                TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT")) PURSUANT TO REGULATION S UNDER THE SECURITIES ACT. ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER


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

                THE SECURITIES ACT) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.

                        (iii) Following the Closing,  the Surviving  Corporation
                shall, within sixty (60) days, deliver to each person, who prior to the Merger was the record and beneficial owner of shares of Rixflex, in substitution and exchange for such shares, one or more certificates evidencing the number of shares of APDN Stock that such person is entitled to receive in accordance with the terms of this Agreement."

        3. Section 4.2(f) and 4.3(g) of the Purchase Agreement are deleted in their entirety.

        4. Section 5.11 of the Purchase Agreement is amended and restated to read in its entirety as follows:

               "Section 5.11. Intellectual Property. "Intellectual Property Rights" means all Patents, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights (both registered and unregistered, the "Copyrights"), copyright applications and trade secrets of Rixflex assigned to it by the Company pursuant to the Asset Purchase Agreement with respect to Intellectual Property (as defined below). All intellectual property (other than with respect to "off-the-shelf" or other third party software which is generally commercially available) of Rixflex which has been assigned to it by the Company pursuant to the Asset Purchase Agreement and is used in the conduct of the Business as presently conducted or as presently proposed to be conducted, including, computer programs and other computer software (including, without limitation, all source and object code, algorithms, architecture, structure, display screens, layouts and development tools), inventions, patents, patent applications, designs, samples, specifications, schematics, Know-how, Confidential Information, trade secrets, proprietary processes and formulae, and development tools, promotional materials, databases, supplier lists and marketing research, and all documentation and media constituting, describing or relating to the foregoing, including, without limitation, processes, devices and facilities for manufacturing (including sequencing, imprinting and incorporating DNA), stabilizing DNA, encapsulating DNA, immobilizing DNA, purifying DNA, extracting DNA, detecting the presence of DNA and any DNA sequence, or fragment thereof, the subject of any experiment, test, work, or investigation undertaken by the Company, and any DNA sequence corresponding to a sample of DNA, isolated or otherwise, at any time stored, secured or employed by the Company, and all validation and testing procedures related thereto all collectively constitute the "Intellectual Property" for purposes of this Agreement."

        5. Sub-section 5.11(i) is hereby amended by inserting the following sentence at the end of such sub-section:

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
               "The Intellectual Property and the Intellectual Property Rights constitute all of the Intellectual Property and Intellectual Property Rights of the Sellers and/or Rixflex existing as of the Closing, and used in the conduct of the Business as presently or as presently conducted proposed to be conducted whether fully developed or in the process of development."

        6. Sub-section 5.11(l) is hereby amended to be Section 5.11(k), and a new sub-section, Section 5.11(l) is hereby inserted and shall read in its entirety as follows:

               "(l) Biological Materials. The Sellers have not, at any time, made any deposit of any biological materials related to the Business in any depository of any type, or transferred biological materials related to the Business to any third party outside of a material transfer agreement that rigidly precludes further transfer of the same."

        7. The following is added as subsection (b) under Section 7.2 of the Purchase Agreement and the current Section 7.2(b) is amended to be 7.2(c):

               "Each of the Buyers agree to defend, indemnify and hold harmless each of the Sellers, and their respective, managers, members, partners, directors, officers, employees and agents of each of the foregoing and each person who controls any of them (Such persons, if receiving the benefit of the indemnification agreement herein shall also collectively be referred to as "Indemnified Parties" and individually as an "Indemnified Party") from and against any Loss or Losses, without regard to any investigation by any of the Indemnified Parties, based upon, arising out of, by reason of or otherwise in respect of or in connection with(i) any material breach of any representation, warranty, covenant or agreement made by either of the Buyers in this Agreement or any agreement or instrument executed by either of the Buyers pursuant to this Agreement, or (ii) any Seller Third Party claim as defined in Section 7.4.

        8. Section 7.4 of the Purchase Agreement shall be made by adding the words to the end of the current Section 7.4, "If any third party shall notify any of the Sellers with respect to any matters alleging facts that, if true, would mean that either of the Buyers has breached any of its respective representations, warranties or covenants in this Agreement (a "Seller Third Party Claim"), then the Company shall promptly notify APDN thereof in writing in accordance with Section 7.5.

        9. Section 9.3 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

               "(d) it is a condition to the Closing that the Board of Directors of APDN shall be reconstituted in a manner satisfactory to the Company and in connection therewith, the Company shall have the right to approve four (4) members of the initial seven (7) members of the board of directors that will be in place immediately following the Closing;"


        10. Section 11.6 of the Purchase Agreement is hereby amended by deleting the words "provided, however, each of the Buyers shall be permitted to assign the Agreement to an affiliate without the consent of the Sellers."

        11.    Section 7.3 is deleted in its entirety.

        12. Section 11.10 of the Purchase Agreement is hereby amended by deleting the words "Den Haag, Holland" and inserting "Honolulu, Hawaii, United States" in their place.

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
        13. The Parties acknowledge and agree that the references in the Purchase Agreement to the Employment Agreements shall be deemed to be references to a Consulting Agreement to be entered into between the Company and APDN.

        14. The Parties acknowledge and agree that as a result of the modification to the method in which the Purchased Assets will be acquired by APDN BVI (as more fully described in Section 2.1 above), (a) upon the delivery of all documentation entered into between the Company and Rixflex pursuant to the Asset Purchase Agreement, (b) the satisfactory determination by the Buyers and their counsel that the transactions contemplated by the Asset Purchase Agreement were duly authorized and are sufficient to sell, assign and transfer the Purchased Assets to Rixflex and (c) the receipt by APDN BVI and APDN of a representation from each of Rixflex and the Company that such documents remain in effect and that neither the documents nor the transactions contemplated thereby have been amended or modified in any way, then the delivery of certain documents required be delivered to APDN BVI and/or APDN by the Company and/or Rixflex at the Closing to evidence the transfer of the Purchased Assets to APDN BVI, including the Intellectual Property Assignment, the Patent Assignment and the Trademark Assignment, shall be waived by APDN and APDN BVI.

        15. The foregoing amendments shall not affect any other term or provision of the Purchase Agreement each of which, as amended hereby, shall continue in full force and effect and is hereby ratified, confirmed and approved by the Parties.

        16. This Amendment Agreement shall be construed and enforced in the manner set forth in the Purchase Agreement. This Amendment Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different Parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.




                            [Signature Page Follows]


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
               IN WITNESS WHEREOF, the Parties have executed this Amendment Agreement as of the day and year first above written.



                                            BIOWELL TECHNOLOGY INC.



                                            By:   /s/ JUN-JEI SHEU
                                                  ----------------
                                                  Name: Jun-Jei Sheu, Ph. D.
                                                  Title: Chairman & CEO


                                                  APPLIED DNA SCIENCES, INC.



                                            By:   /s/ ROB HUTCHISON
                                                  -----------------
                                                  Name: Rob Hutchison
                                                  Title: Chairman and CEO


                                            By:   /s/ PETER BROCKLESBY
                                                  --------------------
                                                  Name: Peter Brocklesby
                                                  Title: President



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